--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549




                                   FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                               November 6, 2000


                                  PALM, INC.
                                ______________
            (Exact name of registrant as specified in its charter)



            Delaware                      0-29597               94-3150688
--------------------------------     ----------------      ---------------------
  (State or other jurisdiction          (Commission          (I.R.S. Employer
       of incorporation)                File Number)        Identification No.)

                           5470 Great America Parkway
                                Santa Clara, CA
                                     95052

                    (Address of principal executive offices)
                                   (Zip Code)

       Registrant's telephone number, including area code: (408) 326-9000

                   _________________________________________
         (Former name or former address, if changed since last report)

--------------------------------------------------------------------------------

Item 5.  Other Events

      On November 6, 2000, Palm, Inc. (the "Company") issued a dividend of one right to purchase one one-thousandth of a share of the Company's Series A Participating Preferred Stock (the "Series A Preferred") for each outstanding share of common stock to stockholders of record on that date (the "Record Date") in connection with a Preferred Stock Rights Agreement (the "Rights Agreement") entered into between the Company and Fleet National Bank (the "Rights Agent"). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of the Series A Preferred at a purchase price of $370.00, subject to adjustment (the "Purchase Price").


      The following summary of the principal terms of the Rights Agreement is a general description only and is subject to the detailed terms and conditions of the Rights Agreement. A copy of the Rights Agreement is attached as Exhibit 4.1 to this report.

      Rights Evidenced by Common Stock Certificates

      The Rights will not be exercisable until the Distribution Date (defined below). Certificates for the Rights ("Rights Certificates") will not be sent to stockholders until after the Distribution Date and the Rights will attach to and trade together with the common stock of the Company. Accordingly, common stock certificates outstanding on the Record Date will evidence the Rights related thereto, and common stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender or transfer of any certificates for common stock outstanding as of the Record Date, even without notation or a copy of the Summary of Rights being attached thereto, also will constitute the transfer of the Rights associated with the common stock represented by such certificate.

      Distribution Date

      The Rights will separate from the common stock, Rights Certificates will be issued and the Rights will become exercisable upon the earlier of (i) the tenth business day (or such later date as may be determined by the Company's Board of Directors) after a person or group of affiliated or associated persons (any and collectively, an "Acquiring Person") has acquired or obtained the right to acquire beneficial ownership of 15% or more (the "Threshold Amount") of the common stock then outstanding, or (ii) the tenth business day (or such later date as may be determined by the Company's Board of Directors) after an Acquiring Person announces a tender or exchange offer, the consummation of which would result in ownership by such Acquiring Person of 15% or more of the common stock then outstanding. The earlier of such dates is referred to as the "Distribution Date."

      Issuance of Rights Certificates; Expiration of Rights

      The Company began mailing a summary of the Rights to holders of record of the common stock as of the close of business on the Record Date and this summary together with certificates for common stock outstanding as of the Record Date will evidence the Rights from and after the Record Date until the Distribution Date. After the Distribution Date, the Company shall cause to be mailed to each holder of record on the Distribution Date a Rights Certificate evidencing one Right for each share of common stock held by the record holder and all common stock issued after the Distribution Date will be issued with a separate Rights Certificate, except as discussed below. The Rights will expire on the earlier of (i) November 6, 2010 (the "Final Expiration Date") or (ii) redemption or exchange of the Rights as described below.

      Initial Exercise of the Rights

      Following the Distribution Date, and until one of the further events described below, holders of the Rights will be entitled to receive, upon exercise and the payment of the Purchase Price, one one-thousandth of a share of Series A Preferred. In the event that the Company does not have sufficient Series A Preferred available for all Rights to be exercised, or the Board decides that such action is necessary and not contrary to the interests of Rights holders, the Company may instead substitute cash, assets or other securities for the Series A Preferred for which the Rights would have been exercisable under this provision or as described below.

      Right to Buy Company Common Stock

      Unless the Rights are earlier redeemed, in the event that an Acquiring Person obtains 15% or more of the Company's common stock then outstanding, then each holder of a Right which has not theretofore been exercised (other than Rights beneficially owned by the Acquiring Person, which will thereafter be void) will thereafter have the right to receive, upon exercise, common stock having a value equal to two times the Purchase Price.

      Right to Buy Acquiring Company Stock

      Similarly, unless the Rights are earlier redeemed, in the event that, after an Acquiring Person obtains the Threshold Amount, (i) the Company is acquired in a merger or other business combination transaction, or (ii) 50% or more of the Company's consolidated assets or earning power are sold (other than in transactions in the ordinary course of business), proper provision must be made so that each holder of a Right which has not theretofore been exercised (other than Rights beneficially owned by the Acquiring Person, which will thereafter be void) will thereafter have the right to receive, upon exercise, shares of common stock of the acquiring company having a value equal to two times the Purchase Price.

      Exchange Provision

      At any time after an Acquiring Person obtains 15% or more of the Company's outstanding shares and prior to the acquisition by such Acquiring Person of 50% or more of the Company's outstanding common stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by the Acquiring Person), in whole or in part, at an exchange ratio of one share of common stock per Right.

      Redemption

      At any time on or prior to the Close of Business on the earlier of (i) the fifth day following the attainment of the Threshold Amount by an Acquiring Person (or such later date as may be determined by action of the Company's Board of Directors and publicly announced by the Company), or (ii) the Final Expiration Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right.

      Adjustments to Prevent Dilution

      The Purchase Price payable, the number of Rights, and the number of Series A Preferred or common stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time in connection with the dilutive issuances by the Company as set forth in the Rights Agreement. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.

      Cash Paid Instead of Issuing Fractional Shares

      No fractional shares of common stock will be issued upon exercise of a Right and, in lieu thereof, an adjustment in cash will be made based on the market price of the common stock on the last trading date prior to the date of exercise.

      No Stockholders' Rights Prior to Exercise

      Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company (other than any rights resulting from such holder's ownership of common stock), including, without limitation, the right to vote or to receive dividends.

      Amendment of Rights Agreement

      The terms of the Rights and the Rights Agreement may be amended in any respect without the consent of the Rights holders on or prior to the Distribution Date; thereafter, the terms of the Rights and the Rights Agreement may be amended without the consent of the Rights holders in order to cure any ambiguities or to make changes which do not adversely affect the interests of Rights holders (other than the Acquiring Person).

      Rights and Preferences of the Series A Preferred

      Each one one-thousandth of a share of Series A Preferred has rights and preferences substantially equivalent to those of one share of common stock.

      No Voting Rights

      The Rights will not entitle the holder thereof the right to vote.

      Certain Anti-Takeover Effects

      The Rights approved by the Board are designed to protect and maximize the value of the outstanding equity interests in the Company in the event of an unsolicited attempt by an acquirer to take over the Company in a manner or on terms not approved by the Board of Directors. Takeover attempts frequently include coercive tactics to deprive the Company's Board of Directors and its stockholders of any real opportunity to determine the destiny of the Company. The Rights have been declared by the Board in order to deter such tactics, including a gradual accumulation of shares in the open market of 15% or greater position to be followed by a merger or a partial or two-tier tender offer that does not treat all stockholders equally. These tactics unfairly pressure stockholders, squeeze them out of their investment without giving them any real choice and deprive them of the full value of their shares.

      The Rights are not intended to prevent a takeover of the Company and will not do so. Subject to the restrictions described above, the Rights may be redeemed by the Company at $0.001 per Right at any time prior to the Distribution Date. Accordingly, the Rights should not interfere with any merger or business combination approved by the Board of Directors.

      However, the Rights may have the effect of rendering more difficult or discouraging an acquisition of the Company deemed undesirable by the Board of Directors. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms or in a manner not approved by the Company's Board of Directors, except pursuant to an offer conditioned upon the negation, purchase or redemption of the Rights.

      Issuance of the Rights does not in any way weaken the financial strength of the Company or interfere with its business plans. The issuance of the Rights themselves has no dilutive effect, will not affect reported earnings per share, should not be taxable to the Company or to its stockholders, and will not change the way in which the Company's shares are presently traded. The Company's Board of Directors believes that the Rights represent a sound and reasonable means of addressing the complex issues of corporate policy created by the current takeover environment.

Item 7.    Financial Statements and Exhibits

     (c)       Exhibits

               The following exhibits are filed herewith:

Exhibit No.    Description of Exhibits
-----------    -----------------------

3.1 Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock of Palm, Inc.

4.1 Preferred Stock Rights Agreement between Palm, Inc. and Fleet National Bank dated as of September 25, 2000.

4.2            Specimen common stock certificate of Palm, Inc.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PALM, INC.


Date: November 22, 2000             By: /s/ Stephen Yu
                                       -----------------------------------------
                                       Stephen Yu
                                       Vice President, General Counsel and
                                       Secretary

                                 EXHIBIT INDEX

Exhibit No.    Description of Exhibits
-----------    -----------------------------------------------------------------

3.1 Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock of Palm, Inc.

4.1 Preferred Stock Rights Agreement between Palm, Inc. and Fleet National Bank dated as of September 25, 2000.

4.2            Specimen common stock certificate of Palm, Inc.